                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                January 21, 2004

                                 NURESCELL INC.
             (Exact name of registrant as specified in its charter)


          Nevada                                                33-0805583
(State or other jurisdiction                                  (IRS Employer
     of incorporation)                                    Identification Number)

                                     0-25377
                            (Commission File Number)

                  P.O. Box 116, North Haven, Connecticut 06473
                    (Address of principal executive offices)

                                 (203) 239-9734
                         (Registrant's telephone number)

ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS

         On January 21, 2004, Nurescell Inc. (the "Company") completed the transfer to Advanced Technology Industries, Inc. ("ATI") and its wholly-owned subsidiary ATI Nuklear AG ("AG") of the Company's proprietary radiation shielding technology (the "Technology"), constituting substantially all of the Company's assets. Such transfer (the "Technology Transfer") was made pursuant to a Restructure Agreement (the "Restructure Agreement") entered into on March 21, 2003 between the Company, Triton Private Equities Fund, L.P. ("Triton"), ATI and AG. Pursuant to the Technology Transfer, ATI or AG have acquired all of the Company's right, title and interest in and to the Technology in return for the cancellation by ATI and AG of all debts and other obligations owed to either of them by the Company (the "ATI Obligations"), consisting primarily of a $1 million promissory note, plus interest, secured by the Technology (among other things) and approximately $200,000 in short-term cash advances and payments made by ATI to or for the Company. The Technology consists of proprietary intellectual property, including patents and patent applications.

         In December 2001, the Company defaulted on its obligations to Triton with respect to $720,000 in principal amount of convertible promissory notes. Initially, the Company believed it could cure the default by obtaining additional funding from ATI and, for a time, Triton agreed to wait for that funding. By August 2002, however, the funding from ATI had not yet materialized, leading Triton to propose the Technology Transfer as a cure for the default. At that point, the Company continued to pursue the ATI funding but also began work on the Technology Transfer as an alternate plan. However, towards the end of 2002, it became clear that funding would not be available from ATI, leaving the Technology Transfer as the only means acceptable to Triton for the cure of the Company's default. For a number of years, the Company had been unsuccessful in marketing the Technology, making it is highly uncertain as to when, if ever, the Technology could be used as the basis for profitable business operations. In addition, despite the past efforts of both the Company and ATI, the Company had been unable to obtain funding for its operations. As a result, it was believed that the only remaining way to obtain any value for Triton and the Company's stockholders was to, among other things, (i) reduce the Company to a publicly-traded "shell" with no significant assets or liabilities and (ii) adopt a business plan to engage in a merger or other business combination with an as yet unidentified company (turning the Company into what is sometimes referred to as a "blank check" public company). It was believed that such a merger or other business combination would not be feasible so long as the ATI Obligations remained in existence. While the ATI Obligations could possibly be satisfied through a sale of the Technology to a third party for an amount sufficient to repay the ATI Obligations, the Company did not believe that was a viable alternative due to (i) the amount of the ATI Obligations, which exceed $1,200,000, an amount far greater than the Company's current market value and
(ii) the Company's past lack of success in generating any significant interest in the Technology. For those reasons, the Company did not seek third party offers to purchase the Technology and, to date, has received no such offers. In light of the above, the Company's Board of Directors determined that it was in the Company's best interests to enter into the Restructure Agreement. In reaching its determination, the Board of Directors considered (i) the terms of the Technology Transfer and related matters, (ii) those potential alternatives to the Technology Transfer described above, (iii) the financial risks if the Technology Transfer were not consummated, including inability to repay the ATI Obligations, (iv) the risk that if the Company retains the Technology it would not be able raise sufficient funds to utilize the Technology and (v) the ongoing operating losses of the Company and the substantial legal, accounting and other costs that would be incurred if the Company were to continue its business operations with respect to the Technology.


                                       2
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         During the past two years, (i) ATI has owned 4,590,000 shares of
Company common stock and (ii) James Samuelson, who was an officer and director of the Company until March 21, 2003, was also an officer of ATI. In addition, the Company has previously incurred the ATI Obligations and has entered into a "License Agreement" dated as of August 15, 2000, an "Investment Agreement" dated as of August 17, 2000 and a "Modification Agreement" dated as of June 11, 2001 with AG, each of which was later amended by a "Transaction Restructure Agreement" entered into as of September 30, 2001 between the Company, ATI and AG. Under the License Agreement, as amended, Nurescell has licensed the Technology to AG in return for specified royalty payments.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

         (a) Not applicable.

         (b) The following is a pro forma balance sheet which shows the pro forma effects of the consummation of the Technology Transfer and the Restructure
Agreement:

                                                   NURESCELL INC.
                                        (A Company in the Development Stage)

                                              PRO FORMA BALANCE SHEET
                                                 SEPTEMBER 30, 2003
                                                    (Unaudited)

                                                                             September 30, 2003
                                                          ---------------------------------------------------------
                                                                          Pro Forma
                                                            Historic     Adjustments        Note        Pro Forma
                                                          ------------   ------------   ------------   ------------
ASSETS

CURRENT ASSETS:
     Cash                                                 $     2,943    $        --                   $     2,943
                                                          ------------   ------------                  ------------
         TOTAL ASSETS                                     $     2,943    $        --                   $     2,943
                                                          ============   ============                  ============

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES

     Convertible notes payable - ATI (related party)        1,000,000     (1,000,000)   (a)                     --

     Convertible notes payable - Triton (related party)       690,000       (690,000)   (b)                     --

     Accounts payable and accrued expenses                  1,963,547     (1,701,061)   (b)(d)             262,486

     Due to stockholders and former officers                  370,919       (370,919)   (c)                     --

     Unearned revenue                                         350,000       (350,000)   (e)                     --
                                                          ------------   ------------                  ------------
              TOTAL CURRENT LIABILITIES                     4,374,466     (4,111,980)                      262,486
                                                          ------------   ------------                  ------------

STOCKHOLDERS' DEFICIENCY
     Preferred stock - 0.0001 par value; 1,000,000
        shares authorized; -0- shares issued and outstanding
    Common stock - 0.0001 par value; 2,000,000,000
        shares authorized; historically 46,070,238 shares
        issued and 46,060,025 shares outstanding; and pro
        forma basis 903,615,238 shares issued and 903,605,025
        shares outstanding                                      4,607         93,992    (b)(c)(d)           98,599

     Additional paid-in capital                             6,695,151      4,017,988    (b)(c)(d)(e)    10,713,139

     Treasury stock, at cost - 10,213 shares                  (30,000)            --                       (30,000)

     Deficit accumulated during the development stage     (11,041,281)            --                   (11,041,281)
                                                          ------------   ------------                  ------------
        TOTAL STOCKHOLDERS' DEFICIENCY                      4,371,523)     4,111,980                      (259,543)
                                                          ------------   ------------                  ------------
        TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY    $     2,943    $        --                   $     2,943
                                                          ============   ============                  ============

                                               NURESCELL INC.
                                    (A Company in the Development Stage)

                                      NOTES TO PRO FORMA BALANCE SHEET
                                             SEPTEMBER 30, 2003
                                                (Unaudited)
Notes                               Description                                     Addition/(Subtraction)
-----                               -----------                                     ----------------------
(a)      CONVERTIBLE NOTES PAYABLE - ATI (RELATED PARTY) - In accordance with the Restructure Agreement, ATI relieves the Company of its principal debt obligation in exchange for the transfer of the Technology, as
         defined in the Restructure Agreement.                                           ($1,000,000)

(a)      ADDITIONAL PAID-IN CAPITAL - The cancellation of the obligation to ATI and subsequent transfer of the Technology to ATI results in the
         recognition of additional paid-in capital.                                       $1,000,000

(b)      CONVERTIBLE NOTES PAYABLE - TRITON (RELATED PARTY) - Shares
         will be issued to Triton for the principal amounts owed to it.                    ($690,000)

(b)      ACCRUED INTEREST AND PENALTIES - TRITON - Shares will be issued
         to Triton for accrued interest and penalties owed to it                           ($856,306)

(b)      ADDITIONAL PAID-IN CAPITAL - The issuance of shares to Triton for its
         principal, accrued interest and penalties.                                        1,546,306

(c)      DUE TO STOCKHOLDERS AND FORMER OFFICERS - The Restructure Agreement
         provides for the forgiveness of amounts due to ATI for (i) short-term advances made to the Company and (ii) the settlement of various legal
         fees that ATI paid on the Company's behalf.                                      ($ 174,310)

(c)      DUE TO STOCKHOLDERS AND FORMER OFFICERS - TRITON - Shares will
         be issued to Triton for short-term advances made to the Company.                 ($ 196,609)

(c)      ADDITIONAL PAID-IN CAPITAL - The (i) cancellation of amounts due for short-term advances and obligations for various legal fees and (ii)
         issuance of shares to Triton for short-term advances results in the
         recognition of additional paid-in capital.                                        $ 370,919

(d)      ACCOUNTS PAYABLE AND ACCRUED EXPENSES - The Restructure Agreement
         provides for the forgiveness of accrued interest related to the ATI
         principal debt obligation.                                                       ($ 160,000)

(d)      ACCOUNTS PAYABLE AND ACCRUED EXPENSES - Shares will be issued for
         amounts owed to creditors.                                                        ($684,755)

(d)      ADDITIONAL PAID-IN CAPITAL - The (i) forgiveness of interest relating to the cancellation of the principal debt obligation, (ii) issuance of shares to creditors for accounts payable and accrued expenses and (iii)
         issuance
         of shares to Triton for short-term advances.                                       $844,755

(e)      UNEARNED REVENUE - The reduction of unearned revenue is due to the cancellation of a licensing agreement and transfer of the Technology
         to ATI.                                                                          ($ 350,000)

(d)      ADDITIONAL PAID-IN CAPITAL - This represents recognition of income
         resulting from the transfer of the Technology to ATI.                             $ 350,000

         (c) Exhibits. The following exhibit is filed as part of this report:

    Exhibit Number            Description
    --------------            -----------

         2 Restructure Agreement between the Company, Triton Private Equities Fund, L.P., Advanced Technology Industries, Inc. and ATI Nuklear AG dated as of March 21, 2003 (1)
---------------

    (1) Incorporated by reference from the Company's Report on Form 10-QSB for the quarter ended December 31, 2002 (File No. 0-25377)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated: January 26, 2004                  Nurescell Inc.

                                         By: /s/ Larry Shatsoff
                                             -----------------------------------
                                             Larry Shatsoff, President and
                                             Chief Financial Officer